Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (the “Agreement”) is made and entered into, as of the date of the last signature below, by and between (i) Christopher Smith (“Executive”) (ii) Greenbacker Renewable Energy Company, Greenbacker Administration, LLC, and Greenbacker Capital Management (Greenbacker Renewable Energy Company, Greenbacker Administration, LLC, and Greenbacker Capital Management shall be referred to, collectively, as “Employer”). This Agreement is entered into to resolve all matters between Executive and Employer. As used herein, “the Parties to this Agreement” or “the Parties” shall refer collectively to Executive and Employer.

Whereas, Executive has been employed by Employer for a period of time as Chief Financial Officer; and

Whereas, Executive will resign his employment effective as of the date of this Agreement (the “Resignation Date”);

Whereas, Employer wishes to offer Executive certain payments and benefits in exchange for Executive’s general release, as well as other promises and covenants set forth in this Agreement;

Whereas, the Parties’ entry into this Agreement is not an admission of liability by or on the part of any Party, nor shall this Agreement be construed as such by the Parties.

Now Therefore, in consideration of the covenants and mutual promises and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1.             Resignation Of Employment.

A.            Executive understands, acknowledges, and agrees that he will resign his employment with Employer effective on the Resignation Date. The Parties understand, acknowledge, and agree that, as of the Resignation Date, (i) Executive will cease to be an employee or agent of Employer and Employer Releasees, and (ii) he will no longer have any duties, responsibilities or powers as an employee or agent of Employer and Employer Releasees.

B.            Executive understands, acknowledges, and agrees that he will not be re-employed by and does not possess any rights or claims to any future employment with Employer or its parents, subsidiaries, or affiliates or related companies (collectively, the “Group Companies”). Executive further promises, covenants, and agrees that he will not knowingly apply for employment or otherwise seek to be hired, rehired, or reinstated by any of the Group Companies. Executive agrees that should he apply for employment with any of the Group Companies, such Group Company(ies) shall have cause to deny his application for employment without recourse and shall not be liable for any damages now or in the future for its refusal to employ Executive.

Employer: _________

Executive: _________

2.            Representations Regarding Proceedings. Executive represents, acknowledges, and agrees that, other than any reports, complaints or documents (i) that he has previously disclosed or provided to Employer or to his counsel for production or disclosure to Employer or (ii) about which he or his counsel has informed Employer, in writing, he has not filed any complaints, charges, claims, actions, administrative charges, or legal proceedings against Employer or any of the Employer Releasees (as defined in Section 5 below) with any federal, state, or local government agency, court, or other body (each individually a “Proceeding”), and agrees that he will not file or initiate or cause to be filed or initiated on his behalf any Proceeding against Employer or any of the Employer Releasees (as defined in Section 5 below), except as required or allowed by law, and (ii) waives any monetary benefit, recovery or relief against Employer and the Employer Releasees (as defined in Section 5 below) arising out of any Proceeding (regardless of who has filed or initiated the Proceeding), including any Proceeding conducted by the New York City Commission for Human Rights (“NYCCHR”), New York State Division on Human Rights (“NYSDHR”), United States Equal Employment Opportunity Commission (“EEOC”), or a comparable state or local agency, unless otherwise allowed or required by applicable law. Further, Executive understands that by entering into the Agreement, he will be limiting the availability of certain remedies that he may have against Employer and also limiting his ability to pursue claims against the Employer Releasees (as defined in Section 5 below) with regard to claims against the Employer Releasees that accrued prior to the date of this Agreement. Notwithstanding the above, nothing in this Section 2 shall be construed to interfere with Executive’s right to participate in an investigation or proceeding conducted by the SEC, EEOC, NYCCHR or NYSDHR, or to file a charge or complaint with the SEC, EEOC, NYCCHR or NYSDHR, or any applicable federal, state or local governmental administrative agency charged with enforcement of any law, or with any protected right to participate in an investigation or proceeding conducted by such administrative agency, or to recover any award offered by such administrative agency associated with such charge or complaint.

3.             Payments To Executive For Release And Covenants.

A.            In consideration of the complete execution of this Agreement by the Parties, the covenants and promises contained herein, and the final and irrevocable effectiveness of this Agreement, and as a material inducement for Executive to execute this Agreement, Employer or its designee shall make the following payments and benefits within ten (10) business days of the last to occur of the following: (i) Employer’s receipt of a signed copy of this Agreement by Executive; (ii) the Effective Date (see Paragraph 12 of this Agreement for the definition of “Effective Date”) and (iii) Employer’s receipt of completed federal and state forms W-4 and W-9 from Executive or his attorney:

i.	Employer or its designee shall deliver to Executive payment in the amount of Three Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 00/100 Dollars ($366,666.00), less applicable withholdings for taxes and deductions (the “Separation Payment”). Employer or its designee shall issue an IRS Form W-2 to Executive to reflect the payment in this Section 3.A.i.

ii.	Employer or its designee shall deliver to Executive’s counsel, Rottenberg Lipman Rich, P.C., payment in the amount of Fifteen Thousand and 00/100 Dollars ($15,000.00). The Parties represent, acknowledge, and agree that the foregoing payment shall represent a payment for attorneys’ fees and costs relating to advising Executive concerning certain employment-related issues and the review and negotiation of this agreement, from which no deductions shall be made. Employer or its designee shall issue IRS Forms 1099-MISC to Rottenberg Lipman Rich, P.C., to reflect this payment. The parties acknowledge that Executive’s counsel, Rottenberg Lipman Rich, P.C., has provided Employer with a completed IRS W-9 Form on behalf of Rottenberg Lipman Rich, P.C., prior to the date of this Agreement so that Employer or its designee can timely process the payment described in this Section 3.A.ii.

Employer: _________

Executive: _________

B.            By executing this Agreement, Executive acknowledges and agrees that no representation (including representations as to the taxability of the payments made or received in conjunction with this separation), promise or inducement has been made to him other than as set forth in this Agreement, and Executive enters into this Agreement without reliance upon any representation, promise or inducement not set forth in this Agreement. Executive understands and acknowledges that Employer encourages him to seek the counsel of his own tax advisor regarding these separation payments and Executive states that he has made his own decision regarding whether to obtain the counsel of his own tax advisor. Executive further acknowledges that he has consulted with counsel and assumes the risk for any mistake of facts now known or unknown, and that he assumes any and all personal liability under the tax laws of the United States, and any other state thereof, arising out of the payments made under Section 3.A of this Agreement if such liability were to be determined in the future.

C.            Without acknowledging that any taxes are due and payable on the money paid to him under this Agreement, Executive expressly acknowledges and agrees that, with the exception of Employer’s obligation to withhold income taxes from and pay the employer’s share of FICA, Medicare, FUTA and other payroll taxes on the payment referenced above in Section 3.A, (i) he alone is responsible and liable for making, paying and satisfying any and all tax payments, tax liabilities, obligations, expenses, interest or penalties that may arise out of or in connection with the payments made or received in conjunction with this separation, and (ii) he will fully indemnify, defend and hold harmless Employer or its designee, and each or any of the Employer Releasees (as defined in Section 5 hereunder), from and against any and all such tax payments, tax liabilities, obligations, expenses (including reasonable attorneys’ fees), interest or penalties arising out of or in connection with the failure of Executive to make or timely make any tax payments that might be or become due on the payments made to or received by him in conjunction with this separation, or the failure of Executive to report any such payments. In the event it is ever determined that state, federal or other taxes, penalties or interest are due by Executive on the money paid to or on behalf of Executive under Section 3.A of this Agreement, Executive expressly acknowledges and agrees that he will be solely and exclusively liable and responsible for payment of such taxes, penalties and interest and that he will fully indemnify and hold harmless Employer or its designee from any and all liability for such taxes, penalties and interest, and for any and all costs, fines, penalties or interest arising out of late payment of taxes or failure to pay taxes due on the money paid pursuant to this Agreement or failure to report such payment, exclusive of any employer share of FICA, Medicare, or FUTA taxes, penalties and interest the IRS might assess in addition to the employer’s share of FICA, Medicare or FUTA taxes withheld on the payments set forth above.

Employer: _________

Executive: _________

4.            No Other Payments Or Benefits. Executive expressly acknowledges and agrees that upon his receipt of the payments described in Section 3.A of this Agreement, (i) Employer will have paid him in full for any and all wages due and payable to him, (ii) Employer will have paid him in full for any and all hours he worked or claims to have worked during his employment with Employer, (iii) Employer will have paid him in full for any and all benefits promised to him during his employment with Employer, (iv) Employer will not owe him any unpaid minimum wages, overtime wages, salary, commissions, or expenses, (v) Employer will not owe him contributions toward his retirement benefits, including, without limitation, any and all contributions to any 401(k), pension, or defined benefit plans, (vi) he will not be entitled to any other retirement benefits, wages, bonuses, commissions, expenses, payments or compensation from Employer under any applicable federal and state wage and hour, wage payment or benefit laws, including, but not limited to, New York’s wage and hour and wage payment laws, and (vii) he will not be entitled to any other unvested equity, retirement benefits, wages, commissions, bonuses, expenses, payments or compensation from Employer or any of the Employer Releases (as defined in Section 5 below), including those due or promised under the Executive Protection Plan and associated attachments (“EPP”), which Executive specifically waives, releases and discharges. However, nothing in this Section shall be construed to prevent Executive’s eligibility for or receipt of any vested benefits under any retirement, pension, 401(k), or health plan, or any right Executive might have to file a claim for or receive workers’ compensation indemnity or medical benefits.

5.             Mutual Release Of Claims.

A.            In consideration of the obligations undertaken herein by Employer, Executive, for himself and his heirs, assigns, executors, administrators, agents, successors in interest, and legal representatives, hereby expressly releases, acquits and forever discharges Employer, its current and former parents, subsidiaries, affiliates and each and all of their current or former agents, representatives, assigns, successors and insurers, and all persons acting by, through, under or in concert with any of them, and each of them (referred to collectively as the “Employer Releasees”), of and from any and all claims, demands, complaints, liabilities, causes of action, controversies, damages, charges, agreements, promises, obligations, rights, actions, remedies, suits, injuries, debts, expenses, and claims for attorneys’ fees, whether at law or in equity, of any kind or nature whatsoever, whether asserted or unasserted, whether known or unknown, whether disclosed or undisclosed, and whether suspected or unsuspected, which Executive now has, owns or holds, or claims to have, own or hold, or which Executive at any time had, owned or held, or claimed to have had, owned or held, against the Employer Releasees, and each or any of them, from the beginning of time up to and including the date Executive executes this Agreement, including, but not limited to, (a) any and all claims, losses, injuries or damages of any kind whatsoever resulting from, arising out of or connected directly or indirectly with Executive’s employment with Employer or the termination of that employment, (b) any and all claims of any kind whatsoever resulting from, arising out of or connected directly or indirectly with any other relationship between Executive and Employer or any of the Employer Releasees, (c) any and all claims, charges and/or causes of action which Executive could have asserted or alleged in an administrative proceeding or lawsuit against Employer, (d) any and all claims or rights under the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act of 1990, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Civil Rights Act of 1871, the Equal Pay Act, Employee Retirement Income Security Act of 1974, Sarbanes-Oxley Act of 2002, Gramm Leech Bliley Act of 1999, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act of 1988, the National Labor Relations Act, Executive Order 11246, the Maine Human Rights Act, the Fair Labor Standards Act, the Maine Wage Payment Law (26 M.R.S.A.§ 621-A, et seq., and 26 M.R.S.A.§ 661, et seq.), Maine Family and Medical Leave Requirements, the New York State Human Rights Law (NY Exec. Law §§ 290 to 301), New York State Labor Law, New York City Human Rights Law (NYC Admin. Code §§ 8-101 to 8-703), New York State Civil Rights Law (NY Civ. Rights Law §§ 40-45), New York Workers’ Comp. Law § 125, New York City Earned Safe and Sick Time Act (NYC Admin. Code §§ 20-911 to 20-924), or any other federal, state or local laws, regulations or ordinances prohibiting employment discrimination, harassment or retaliation, (e) any and all claims or rights under any severance or pay-in-lieu-of-notice plan or policy, (f) any and all rights, entitlements, claims or obligations of any kind whatsoever relating to, arising out of or connected directly or indirectly with any employment agreements or compensation agreements with Employer or any of the Employer Releasees, including the EPP, and (g) any other claims or rights under federal, state or local laws or common law, including, without limitation, claims for breach of contract or claims for declaratory relief regarding the EPP.

Employer: _________

Executive: _________

By signing this Agreement, Executive promises, covenants, and agrees, to the fullest extent permitted by law, never to commence, prosecute or cause to be commenced or prosecuted any action or other proceeding based upon any claims, demands, causes of action, obligations, damages, or liabilities which are released by this Agreement. Executive promises, covenants, and agrees to indemnify and hold harmless Employer and each or any of the Employer Releasees, from and against any and all claims, demands, causes of actions, obligations, damages, or liabilities, including court costs and reasonable attorneys’ fees, arising from any action or proceeding brought, filed, or prosecuted by Executive in violation of this Agreement. Executive acknowledges and agrees that the above stated release releases and precludes any claims of which Executive is not now aware and of which he may only become aware at some later date but have already occurred. Nevertheless, Executive fully and freely intends to and does, by executing this Agreement, release any such claims.

Notwithstanding the above or any other provision of this Agreement, nothing in this Section or any other provision of this Agreement shall prohibit or interfere, or be construed or deemed to prohibit or interfere, with any protected right to file a charge or complaint with any applicable federal, state or local governmental administrative agency charged with enforcement of any law, or with any protected right to participate in an investigation or proceeding conducted by such administrative agency, or to recover any award offered by such administrative agency associated with such charge or complaint.

B. In consideration of the obligations undertaken herein by Executive, Employer, for itself and its agents, successors in interest, and legal representatives, hereby expressly releases, acquits and forever discharges Executive and his agents and representatives of and from any and all claims, demands, complaints, liabilities, causes of action, controversies, damages, charges, agreements, promises, obligations, rights, actions, remedies, suits, injuries, debts, expenses, and claims for attorneys’ fees, whether at law or in equity, of any kind or nature whatsoever, whether asserted or unasserted, whether known or unknown, whether disclosed or undisclosed, and whether suspected or unsuspected, which Employer now has, owns or holds, or claims to have, own or hold, or which Employer at any time had, owned or held, or claimed to have had, owned or held, against Executive and his agents and representatives, from the beginning of time up to and including the date Employer executes this Agreement, including, but not limited to, (a) any and all claims, losses, injuries or damages of any kind whatsoever resulting from, arising out of or connected directly or indirectly with Executive’s employment with Employer, (b) any and all claims of any kind whatsoever resulting from, arising out of or connected directly or indirectly with any other relationship between Executive and Employer or any of the Employer Releasees, (c) any and all claims, charges and/or causes of action which Employer could have asserted or alleged in an administrative proceeding or lawsuit against Executive, and (d) any and all claims relating to any of the submissions described in Section 2 of this Agreement. This release does not cover, however, any claims related to Executive’s breach of fiduciary duty to Employer, or violation of state or federal laws relating to the protection of trade secrets and confidential information arising, in either case from conduct or facts Employer is not aware of at the time of execution of this Agreement, which are not released by this Agreement.

Employer: _________

Executive: _________

By signing this Agreement, Employer promises, covenants, and agrees, to the fullest extent permitted by law, never to commence, prosecute or cause to be commenced or prosecuted any action or other proceeding based upon any claims, demands, causes of action, obligations, damages, or liabilities which are released by this Agreement. Employer promises, covenants, and agrees to indemnify and hold harmless Executive from and against any and all claims, demands, causes of actions, obligations, damages, or liabilities, including court costs and reasonable attorneys’ fees, arising from any action or proceeding brought, filed, or prosecuted by Employer in violation of this paragraph. Employer acknowledges and agrees that the above stated release releases and precludes any claims of which Employer is not now aware and of which he may only become aware at some later date but have already occurred, except for any claims related to Executive’s breach of fiduciary duty to Employer, or violation of state or federal laws relating to the protection of trade secrets and confidential information, in either case arising from conduct or facts Employer is not aware of at the time of execution of this Agreement, which are not released through this Agreement. Nevertheless, except as otherwise provided for herein, Employer fully and freely intends to and does, by executing this Agreement, release any such claims.

6.             Attorneys’ Fees. Executive expressly acknowledges and agrees that, other than the payments set forth above in Section 3.A of this Agreement, he alone is responsible and liable for paying any and all applicable attorneys’ fees and related costs and disbursements he has incurred in connection with (i) his prior employment relationship with Employer and the termination of that relationship, and (ii) the negotiation and drafting of this Agreement, and that Employer and each or any of the Employer Releasees have no responsibility or obligation whatsoever to otherwise pay any of said attorneys’ fees and related costs and disbursements.

7.             Mutual Confidentiality. Subject to Section 10 of this Agreement, Executive promises, covenants and agrees not to discuss, disclose or divulge the terms, contents or existence of this Agreement to any person, and not to show this Agreement to any person, except his financial, legal or tax advisor or spouse (each of whom shall be informed of this confidentiality provision and must first agree to keep this information confidential), or when otherwise required by law or process of law. Executive may also disclose Section 25 of this Agreement to any of his employer(s) or prospective employer(s), only to the extent such disclosure is reasonably required to secure cooperation from those employer(s) or prospective employer(s) to allow and enable Executive to comply with the provisions of Section 25. The foregoing provision is not intended to prevent Executive from providing truthful and accurate information as otherwise required by applicable law or for the specific purpose of enforcing the terms of this Agreement.

Employer: _________

Executive: _________

Likewise, Employer promises, covenants and agrees not to authorize anyone to discuss, disclose or divulge the terms, contents or existence of this Agreement to any person, and not to show this Agreement to any person, except their auditors, investors, attorneys, valuation expert(s), acquirors, or financial, legal or tax advisor (each of whom shall be informed of this confidentiality provision and must first agree to keep this information confidential), or when otherwise required by law or process of law. Employer further promises, covenants and agrees to instruct any of its employees who know the terms, contents or existence of this Agreement, or have access to it, not to discuss, disclose or divulge the terms, contents or existence of this Agreement to any person, and not to show this Agreement to any person, except Employer’s auditors, investors, attorneys, valuation expert(s), acquirors, or financial, legal or tax advisor (each of whom shall be informed of this confidentiality provision and must first agree to keep this information confidential), or when otherwise required by law or process of law. The foregoing provision is not intended to prevent Employer from providing truthful and accurate information as otherwise required by applicable law or for the specific purpose of enforcing the terms of this Agreement, or from disclosing otherwise public information.

Notwithstanding any other provision of this Agreement or any prior confidentiality agreement between or among any of the Parties, Employer and the Employer Releasees may disclose information relating to this Agreement, and any information provided by Executive or Executive’s Attorneys, to Employer and the Employer Releasees’ investors, business partners, accountants, auditors, insurers, reinsurers, attorneys, valuation expert(s), acquirors, or financial, legal or tax advisors, and to government agencies as required by law. To the extent the permission of any court or government agency or a modification of any confidentiality order or protective order is needed to implement the purposes of this provision, each Party agrees to cooperate in seeking such permission or modification.

8.             Mutual Non-Disparagement. Executive promises, covenants, and agrees that, except as required or allowed by applicable law or process of law or as otherwise permitted in this Agreement, he will never say, write, express, communicate or relate anything disparaging, defamatory or false about Employer or any of the Employer Releasees, or any of their business practices and activities, except when the transmission of otherwise truthful statements is reasonably required by business necessity.  Employer agrees that, except as required or allowed by applicable law or process of law as otherwise permitted in this Agreement, or when the transmission of otherwise truthful statements is reasonably required by business necessity, it will direct the Chief Executive Officer, Chief Investment Officer, Chief Operations Officer and Chief Financial Officer not to make, and will not authorize anyone to make, any statement (oral, written, or otherwise) that is disparaging, defamatory or false about Executive to any third party who is not an officer or director of Employer or Employer Releasees. Written statements include, but are not limited to, posts made on message boards, blogs, listservs, Web sites, Web forums, or similar electronic medium.

9.             Non-Solicitation Of Claims. Executive promises, covenants and agrees not to solicit, encourage or contact any person or entity concerning the maintenance of any claims, actions, demands or lawsuits whatsoever against Employer or any of the Employer Releasees. Nothing in this Agreement is intended to or shall prevent or interfere with or preclude Executive from responding truthfully to inquiries made in connection with any legal or governmental proceeding pursuant to subpoena or other legal process. Further, nothing in this paragraph shall be construed to limit the ability of Executive to truthfully report, testify and/or provide evidence to federal and state agencies that enforce securities, employment or discrimination laws or to testify and provide evidence in federal and state court proceedings.

Employer: _________

Executive: _________

10.           No Interference With Rights. Executive acknowledges, understands, and agrees that nothing contained in this Agreement, specifically including, but not limited to, Sections 5 (Release of Claims), 7 (Mutual Confidentiality), 8 (Mutual Non-Disparagement), and 9 (Non-Solicitation Of Third-Party Claims), is intended to or shall:

A.	Prevent the Parties from (i) making disclosures to, communicating with, or participating in or cooperating with an investigation or proceeding conducted by any federal, state or local government agency or authority charged with the enforcement of any laws, or (ii) providing truthful and accurate information in response to inquiries from Employer’s government regulators, or in response to lawfully issued legal process or a court order.

B.	Interfere with or limit in any way Executive’s right or ability to file a charge, complaint or claim, or to communicate, with the SEC, EEOC, NYSDHR, NYCCHR or any comparable federal, state or local agencies, or to cooperate with or participate in any investigation or other action conducted by or proceeding brought before any such agencies, including providing documents or other information. Such agencies have the authority to carry out their statutory duties by investigating charges, complaints, and claims, issuing determinations, filing lawsuits in court in their name, and/or taking any other action authorized under the statutes they are charged with enforcing.

11.          Employment Verification. Executive agrees to refer any request for information from Executive’s employers or prospective employers to Employer’s Chief People Officer, or designee. Employer hereby confirms that, consistent with its standard practice for responding to requests for employment references about its former employees, upon receipt of a request for information from Executive’s employers or prospective employers seeking verification of his employment with Employer, within five (5) business days Employer will provide or confirm only Executive’s employment status, dates of employment and job title. If Executive fails to comply with the obligations set forth in the first sentence of this Section, then Employer’s obligations under this Section shall cease.

12.          ADEA Waiver And Revocation Rights. Executive acknowledges that this Agreement includes a waiver of his claims under the Age Discrimination in Employment Act, and that he understands and acknowledges that he has a period of twenty-one (21) days within which to consider the Agreement (the “Consideration Period”). Executive acknowledges and agrees that (a) he may use as much of the twenty-one (21) day consideration period as he wishes prior to signing this Agreement, (b) he may voluntarily decide to sign this Agreement prior to the expiration of the twenty-one (21) day consideration period, (c) to the extent he decides to sign this Agreement prior to the expiration of the twenty-one (21) day consideration period, he waives him right to insist upon the full twenty-one (21) day consideration period, (d) if he signs this Agreement prior to the expiration of the twenty-one (21) day consideration period, he is doing so knowingly, freely and voluntarily, and (e) if Executive signs this Agreement before expiration of the twenty-one (21) day consideration period, the revocation period will commence from that date. Executive further acknowledges that he has seven (7) calendar days to revoke his consent to this Agreement (the “Revocation Period”). If Executive decides to revoke his consent to this Agreement, he must do so by notifying the Employer in writing (by registered, certified or overnight mail to the attention of: Chief People Officer, Greenbacker Capital, 230 Park Avenue, Suite 1560, NY 10169). If Executive has signed and returned this Agreement and does not give Employer a written revocation notice before the seventh (7) day of the revocation period, this Agreement will automatically become binding on Executive on the day following the expiration of the revocation period (the “Effective Date”).

Employer: _________

Executive: _________

Employer advises Executive in writing to talk with his attorney before executing this Agreement. By executing this Agreement, the Parties represent, acknowledge and agree that they have had a full and fair opportunity to review the terms and provisions of this Agreement, that they fully understand their right to discuss all aspects of this Agreement with their own attorneys, that they have availed themselves of that right, that they have carefully read and fully understand all the provisions of this Agreement, and that they are knowingly and voluntarily entering into this Agreement.

13.          Medicare Reporting Requirements. The Parties have considered Medicare’s interest in this matter, if any, and Executive declares and expressly warrants that he is not Medicare eligible; is not 65 years of age or older; is not suffering from end stage renal failure; and/or has not been denied Social Security disability benefits and appealing the denial; and therefore, no Medicare Set Aside Allocation is being established. Executive attests that the claims released herein are not related to any illness or injury for which Executive would apply or receive Medicare benefits. Executive understands that he is required by law to disclose this information to Employer and its attorneys in connection with this Agreement. Executive understands that failure to do so may result in penalties being assessed against Executive, the Parties, and attorneys. Executive declares and warrants that he is aware of the requirements of the Medicare Secondary Payer Act (“MSP”), and Executive understands that Medicare has an interest in recovering any benefits paid when it is used as a source of secondary payment. Executive therefore agrees to release, hold harmless, and indemnify Employer and the Employer Releasees from any remedies, reprisals, or penalties that result from Executive’s failure to disclose or release Executive’s status as a Medicare beneficiary. If any of the above information provided by Executive is false or in any way incorrect, Executive shall be solely liable for any and all actions, causes of actions, penalties, claims, costs, services, compensation, or the like resulting from these inaccuracies. Executive acknowledges that Medicare may require him to exhaust the payments in Section 3.A on Medicare covered expenses should he become Medicare eligible within thirty (30) months. Executive waives any claims for damages, including a private cause of action provided in the MSP, 42 U.S.C. Section 1395y(b)(3)(A), should Medicare deny coverage for any reason, including the failure to establish a set aside allocation to protect Medicare’s interest.

14.          Knowing and Voluntary Agreement. The Parties to this Agreement acknowledge and agree that each of them has had a full opportunity to review the terms and provisions of this Agreement and that each of them enters into this Agreement after appropriate investigation and consideration of the meaning and effect of the terms of this Agreement and without reliance upon any representation of any other Party to this Agreement other than those specifically set out herein and that they understand this Agreement constitutes a final and complete release of all claims against the Party released, regardless of their kind or character, including any possible existing claim which might be discovered in the future, unless otherwise provided for herein. By executing this Agreement, all the Parties represent and agree that they have carefully read and fully understand all the provisions of this Agreement, and that they are knowingly and voluntarily entering into this Agreement.

Employer: _________

Executive: _________

15.           Severability. The provisions of this Agreement are severable. If any provision of this Agreement, or any portion thereof (other than the provisions of Sections 1, 2, 3, 4 or 5), is held, by a court of competent jurisdiction, to be invalid or unenforceable or to conflict with any federal, state or local law, such portion or portions of this Agreement are hereby declared to be of no force or effect in such jurisdiction, and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included. In the event that any provision of this Agreement is held to be unenforceable for being unduly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

16.           Remedies Upon Breach. The Parties acknowledge and agree that, in the event of a breach of any of the terms or provisions of this Agreement, nothing in this Agreement shall be construed to preclude or limit any party from asserting claims or filing a lawsuit for the purpose of (i) recovering moneys paid under this Agreement, (ii) enforcing rights under this Agreement, or (iii) pursuing any other rights and remedies available under law, including equitable relief, injunctive relief, and damages. In the event either Party commences any legal action, lawsuit, demand, proceeding or other formal process (collectively, an “Action”) related to the breach or alleged breach of any provision of this Agreement, or any claim(s) against the other not released herein, the non-substantially prevailing Party in such Action shall reimburse the substantially prevailing Party for the substantially prevailing Party’s reasonable attorneys’ fees and costs related to such Action.

17.          Waiver Of Breach. A waiver by any Party of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of the same or any other provisions of this Agreement. The understandings and representations of the Parties set forth in this Agreement shall survive any breach of this Agreement and be enforceable by any non-breaching Party.

18.          Interpretation Of Agreement. The Parties to this Agreement acknowledge that (a) this Agreement and its reduction to final written form are the result of good faith negotiations between the Parties through their respective counsel, (b) said counsel have carefully reviewed and examined this Agreement before execution by said Parties, or any of them, and (c) any statute or rule of construction that ambiguities are to be resolved against the drafting Parties shall not be employed in the interpretation of this Agreement.

19.          Assignability And Binding Effect. This Agreement, and all the provisions contained herein, shall be binding upon, and shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors, and legal representatives of Executive, and shall inure to the benefit of and be binding upon Employer and its respective successors and assigns. This Agreement may be transferred or assigned by Employer but Employer shall remain fully responsible for fulfilling its financial obligations hereunder. Executive may not delegate, assign, transfer, or otherwise convey or dispose of this Agreement, or any rights hereunder, and any such attempted delegation, assignment, or disposition by Executive shall be null, void and without effect.

Employer: _________

Executive: _________

20.          Governing Law. This Agreement and any disputes arising in connection with it shall be construed and governed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law.

21.          Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

22.          Further Assurances. The Parties agree to give such further assurances and to execute such documents as may be necessary to correct, confirm and effectuate this Agreement.

23.          Entire Agreement. This Agreement, and that certain side letter of even date hereof the form of which is attached as Exhibit A, contains the entire agreement between the Parties with respect to the matters set forth herein and supersedes and replaces any and all prior and contemporaneous agreements, representations, promises or understandings of any kind between the parties, excluding only any agreements or promises by Executive relating to confidentiality or non-disclosure of Employer information or property, which shall remain in full force and effect. No modification, amendment, or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by both Parties.

24.          Waiver Of Trial By Jury. Each of the Parties to this Agreement hereby waives any right to trial by jury on any claim, counterclaim, setoff, demand action or cause of action (i) arising out of or in any way pertaining or relating to this Agreement, or (ii) in any way connected with or pertaining or related to or incidental to any dealings of the parties hereto with respect to this Agreement, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise. The Parties agree that they may file a copy of this Agreement with any court or arbitrator as written evidence of the knowing, voluntary, and bargained agreement between the Parties irrevocably to waive trial by jury.

25.          Cooperation. In the event that a subpoena or other lawful process is properly served upon the Executive requiring production or disclosure of information or documents concerning: (i) any other person’s employment with, or termination of employment from, Employer; or (ii) any aspect of the Employer’s business, the Executive shall promptly notify the General Counsel of the Employer and shall provide them with copies of any subpoena or other process served upon the Executive. Executive shall thereafter make such information and documents (except documents or information for the disclosure of which is protected by disclosure privilege, confidentiality restrictions, or applicable law) available to Employer for inspection and copying at a reasonable time and place designated by Employer prior to their production. In the event that the subpoena or other process requires testimony or statements from the Executive, the Executive agrees to meet, telephonically or in person, with attorneys or agents designated by the Employer, at a reasonable time and place designated by the Employer and prior to giving the testimony or the production of documents, for the purpose of discussing the same.

Employer: _________

Executive: _________

Nothing herein shall give Employer the right to control or dictate the content of any testimony given by the Executive, or any documents produced by Executive pursuant to subpoena or other lawful process, except when Employer has a good faith claim that such testimony is protected by applicable privilege or work product protections. It is understood that the Executive shall provide all information lawfully required of the Executive but shall not waive any matters of attorney-client privilege belonging to the Employer without the Employer’s express consent. In the event that the Employer or any investigator, auditors, attorneys, or agents designated in writing by Employer to Executive (together, with the Employer, the “Requesting Party”) requires any information or testimony from the Executive in connection with (a) any claim or complaint made against Employer, (b) any claims or complaints made by Employer against persons or entities not party to this Agreement, (c) any claims, complaints, investigations or proceedings conducted by any state or federal agencies, or (d) any investigations or audits by internal or external investigators, attorneys, auditors or other agents of Employer into the Employer’s affairs, the Executive agrees to cooperate fully, including: (i) appearing at any deposition, trial, hearing or arbitration; (ii) meeting telephonically or in person with the Requesting Party, at a reasonable time and place designated by Employer and prior to the giving of testimony, for the purpose of discussing such testimony; (iii) meeting telephonically or in person with the Requesting Party, at a reasonable time and place designated by Employer for the purpose of cooperating or assisting with the completion of any investigations or audits of Employer; and (iv) providing the Requesting Party with any relevant documentation or information in the Executive’s custody, control or possession, upon request by the Requesting Party. For the purpose of sub-section (iv) of this paragraph, relevant documentation and information include, without limitation, any documents or information related to or arising from the allegations, facts and circumstances surrounding any claim, complaint, proceeding, trial, deposition, arbitration, hearing, proceeding, investigation, audit, or other formal or informal legal proceeding, including reports filed with government agency and identities of entities and individuals Executive has spoken with regarding the relevant information and documentation described herein. Executive will respond to any such requests from the Requesting Party within five (5) business days or as soon as reasonably practicable and after written notice. Executive further agrees that Executive will reasonably cooperate with any Requesting Party, and will respond to reasonable requests by any Requesting Party, for information about Employer’s business activities during the period when Executive was employed by Employer.

With respect to Executive’s cooperation with any Requesting Party, Employer agrees (A) that Employer will not unreasonably insist on Executive’s cooperation in a manner that unreasonably conflicts with Executive’s job search, or his duties and responsibilities to any future employer or other business partner, and (B) unless otherwise provided for herein, to pay, or reimburse Executive, for Executive’s documented expenses that Executive reasonably incurs in connection with his cooperation under this Section 25, which expenses the Employer determines, in good faith, to be reasonable. The documented expenses described in this sub-Section 25(B) include reasonable attorneys’ fees Executive incurs in connection with his cooperation under this Section 25. Employer agrees to pay or reimburse Executive for such approved expenses under this Section within 45 calendar days after receiving reasonable and appropriate supporting documentation for such expenses.

Employer: _________

Executive: _________

26.          Non-Solicitation of Employees and Contractors. Executive agrees that, for a period of one (1) year following the execution of this Agreement, he shall not, directly or indirectly, on his behalf or on behalf of any other Person, solicit or induce, attempt to solicit or induce, or assist another in attempting to solicit or induce, anyone who Executive knows was an employee or independent contractor of Employer or Employer Releasees within the then immediately preceding 12-month period ending on the Resignation Date to leave their or its employment or engagement with the Employer or accept employment elsewhere, provided that general advertisements or solicitation campaigns shall not violate this paragraph.

27.          Return Of Property. Executive acknowledges and agrees that all property (including, without limitation, laptops, cell phones, electronic equipment or other company-issued property), materials, documents and information relating in any way to the business of Employer, including, but not limited to, Confidential Information disclosed to, or provided to, or acquired by, or generated by, Executive, or which Executive had access to or care, custody or control of during the course of his employment with Employer, remains the sole and exclusive property of Employer, and that Executive has returned all such property to Employer. In the event that Executive discovers any additional company-issued property remains in his possession, custody or control after the Resignation Date, Executive acknowledges and agrees to return to Employer any such additional property within three (3) business days after the Executive discovers that such company-issued property is in his possession, custody or control.

28.          Non-Disclosure of Confidential Information. Executive promises and agrees to maintain and ensure the strictest confidentiality of all confidential and proprietary information and materials concerning the business and practices of Employer which are not available generally to the public, confidential information of Employer’s clients, customers, investors, business partners, projects, contractors, Employer’s confidential customer lists, or confidential personnel information or confidential business information (specifically including, but not limited to: financial information; business forecasts and plans; marketing plans and promotional plans, proposals or strategies; client and customer lists and information; prospect lists and information; pricing information and methods; business methods; contracts; personnel information) (referred to collectively as “Confidential Information”), and not to directly or indirectly disclose or reveal any Confidential Information to any entity or person outside of Employer, and not to retain, use or misappropriate any Confidential Information for any purpose whatsoever. Employee is advised that, pursuant to Section 7(b) of the Defend Trade Secrets Act of 2016, he shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that (a) is made: (1) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

29.          Arbitration.

A.            General. The Executive and Employer agree that any dispute, controversy, or claim (collectively, “Claim”) arising out of or relating to this Agreement or the Executive’s employment by the Employer, will be finally resolved by binding arbitration.  By agreeing to arbitration, the Parties acknowledge that they waive their right to bring a claim or lawsuit in court, waive their right to a jury trial, and that the sole forum for resolving claims relating to this Agreement shall be in arbitration.  The Parties further acknowledge that they have evaluated the costs of arbitration, consulted with their respective attorneys, and agree that the costs and expenses of arbitration will not in any way deter, limit or prevent them from enforcing or protecting their rights under this Section.

Employer: _________

Executive: _________

B.            Initiation of Arbitration.  In the event the Executive wishes to begin an arbitration proceeding under this Section, the Executive shall send a letter by first class mail or by any nationally recognized delivery service requesting arbitration and describing the Executive’s Claim to the Employer to:

Peter Hale, Esq.

Pierce Atwood LLP

254 Commercial Street

Portland, ME 04101

In the event the Employer wishes to begin an arbitration proceeding under this Section, the Employer shall send a letter by first class mail or by any nationally recognized delivery service requesting arbitration and describing the Employer’s Claim to the Executive to:

Harry W. Lipman, Esq.

Rottenberg Lipman Rich, P.C.

The Helmsley Building

230 Park Avenue, 18th Floor

New York, NY 10169

C.            Forum.  The arbitration shall be administered by the American Arbitration Association (AAA) under its Commercial Rules.  The AAA's rules are available at www.adr.org or by calling 1-800-778-7879.

D.            Stipulations as to Forum.  The Parties agree to the following with respect to any arbitration: (a) a single arbitrator shall decide any claim; (b) the location of the AAA proceeding shall be located in the County of New York, State of New York; (c) the arbitration will be conducted in the English language; (d) New York law shall apply; (e) judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Except as otherwise provided for in this Agreement, each party is responsible for his or its own attorneys’ fees, subject to any remedies to which that party may later be entitled under applicable law.  Fees for the arbitration and/or the arbitrator will be apportioned equally between the parties or as otherwise required by applicable law.  The arbitrator, and not any federal, state, or local court, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, unconscionability, arbitrability, enforceability, or formation of this arbitration agreement, including any claim that all or any part of this arbitration agreement is void or voidable.

Employer: _________

Executive: _________

E.             Enforcement of Arbitration Provision. This Section is the full and complete agreement relating to the formal resolution of disputes arising out of this Agreement. In the event any portion of this Section is deemed unenforceable, the remainder of this Section will be enforceable. The arbitrator may award declaratory or injunctive relief only in favor of the individual party seeking relief and only to the extent necessary to provide relief warranted by that party's individual claim. If for any reason a claim proceeds in court rather than in arbitration, the claim shall be brought in any court of competent jurisdiction in the County of New York, State of New York. The Executive waives any right to a jury trial.

F.              Injunctive Relief. Notwithstanding anything to the contrary contained herein, either Party shall have the right to seek injunctive or other equitable relief from a court of competent jurisdiction to enforce this Agreement. For purposes of seeking injunctive relief, Employer and the Executive hereby consent to the jurisdiction of any state or federal court sitting in the County of New York, State of New York.

[The remainder of this page is left blank intentionally.]

Employer: _________

Executive: _________

In Witness Whereof, the Parties hereto have executed this Agreement as of the date and year set forth below.

I, Christopher Smith, have read everything in this Agreement, and I understand everything that is in this Agreement. I understand that this Agreement is a contract and a legal document and that I should talk to my lawyer about it before signing it. I understand and have been told by Employer that I may take 21 days to decide whether or not I want to sign this Agreement. I acknowledge and agree that if I decide to sign this Agreement prior to considering it for 21 days, I do so knowingly and voluntarily and by so doing waive my right to use the full 21 days to consider this Agreement. I hereby state that I have had all of the time I want and need to talk to a lawyer about this Agreement before signing it. No one has made me any promises to get me to sign this Agreement, except for the promises that are written on this Agreement itself. No one has forced me to sign this Agreement and I sign it of my own free will. I understand that I can cancel this Agreement within 7 days if I want to. I hereby accept and agree to all of the terms of this Agreement.

Date:	January 24, 2025	/s/ Christopher Smith
Christopher Smith

Greenbacker Renewable Energy Company,
Greenbacker Administration, LLC, and
Greenbacker Capital Management

Date:	January 28, 2025	By:	/s/ Charles Wheeler
		Name:	Charles Wheeler
Their:

Employer: _________

Executive: _________

Exhibit A: Side Letter

[Employer Letterhead]

January , 2025

Christopher Smith

Dear Chris:

For good and valuable consideration, Greenbacker Renewable Energy Company, Greenbacker Administration, LLC, and Greenbacker Capital Management (Greenbacker Renewable Energy Company, Greenbacker Administration, LLC, and Greenbacker Capital Management shall be referred to, collectively, as “Employer”) agrees to release and discharge you from any contractual liability or obligations between you and Employer related to non-competition or non-solicitation of clients, as well as any other similar restrictive covenant(s) related to your employment with Employer, except for any such covenants, contracts or agreements related to (i) non-solicitation of Employer’s employees and contractors, and (ii) non-disclosure of Employer’s confidential or proprietary information, which shall remain in full force and effect.  Any such restrictive covenants, non-competition or non-solicitations provisions released by this letter agreement are considered null and void.

Signed:

On behalf of Employer

Its: ___________________

Employer: _________

Executive: _________